EXHIBIT 10.28
                             February 18, 1994


Mr. William O. Bourke
Round Hill
P. O. Box 169, Rt. 743
Earlysville, Virginia 22936


          RE:  Renewal of Consulting Contract

Dear Bill:

          The Consulting Agreement dated May 1, 1992 between you and Reynolds Metals Company will expire on April 30, 1994.

          This will confirm that Reynolds wishes to renew the 1992 Consulting Agreement for an additional three year period, that is, through April 30, 1997. All the other terms and conditions of the 1992 Consulting Agreement will therefore remain in full force and effect through April 30, 1997.

          If the renewal of the 1992 Consulting Agreement as set forth in this letter is acceptable to you, please sign and return the enclosed copy of this letter.

                         Very truly yours,


                         Dick

                         Richard G. Holder

ACCEPTED:



William O. Bourke

Date:  2/17/94